UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2006

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-24733	62-1670648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800
16633 Dallas Parkway
Addison, Texas	75001
(Address of Principal Executive Office)	(Zip Code)

972-713-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 20, 2006, Entrust, Inc. (“Entrust”) and CygnaCom Solutions Inc. (“CygnaCom”), a wholly owned subsidiary of Entrust, appointed Peter Bello as Senior Vice President, General Manager U.S. Federal Government. Mr. Bello, age 43, joined Entrust in 1998 as Director of North American Professional Services. He was promoted to Vice President, North American Professional Services, Asia Pacific & Latin America, in 2001. In 2002, Mr. Bello joined CygnaCom as President. In 2004, Mr. Bello became General Manager of Entrust’s U.S. Federal team. Mr. Bello received a bachelors of Science degree in Electrical Engineering from the Rensselaer Polytechnic Institute.

Mr. Bello’s annual base salary will be US $250,000. Pursuant to an existing executive severance agreement he will also be eligible for certain executive severance benefits in certain circumstances, including termination without cause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: February 23, 2006	By:	/s/ David J. Wagner
David J. Wagner Senior Vice President, Finance and Chief Financial Officer